News Release

Tutor Perini Provides Preliminary 2015 Results and Preliminary 2016 Guidance

Sylmar, California – January 22, 2016 – (BUSINESS WIRE) – Tutor Perini Corporation (NYSE: TPC), a leading civil and building construction company, announced today that, based on preliminary information for fiscal year 2015, the Company expects results for 2015 to be significantly below its previous guidance. The decrease is primarily due to significant project charges at Five Star Electric (FSE) recorded in the third and fourth quarters of 2015 and the previously disclosed adverse appellate court decision in the third quarter of 2015 related to a long-standing litigation matter for which the Company, as part of a 2011 acquisition, assumed liability as a minority partner in a joint venture for a project that had already been completed. As a result of issues at FSE, the Company has terminated or replaced key management personnel within that business unit. The Company’s reduced earnings in 2015 were also impacted by other previously disclosed factors, including the major loss on the Tower C concrete superstructure project in New York and delays on the Alaskan Way Viaduct project in Seattle. The Company now expects to report revenue of approximately $5.0 billion for 2015, with GAAP diluted earnings per share (EPS) in the range of $0.85 to $0.90. These figures compare to the Company’s previous guidance for revenue in the range of $5.0 to $5.5 billion and diluted EPS in the range of $1.90 to $2.10.

The Company also announced today its preliminary guidance for 2016. Revenue for 2016 is preliminarily expected to be in the range of $5.1 billion to $5.6 billion, with diluted EPS of $1.90 to $2.20. The Company expects to soon book into backlog a large new award for a major civil project, which should contribute to the continued strong performance of the Civil segment. In addition, the Company continues to see a very strong pipeline of project bidding opportunities across all its segments, including a number of billion-dollar-plus civil projects expected to be bid in 2016.

“While we are very disappointed with the various issues that impacted our 2015 results, we believe they are behind us and are very encouraged by the favorable outlook for growth and profitability in 2016,” remarked Ronald Tutor, Chairman and CEO.

The Company expects to report its 2015 results on February 24, 2016.

This unaudited preliminary financial information for the fiscal year ended December 31, 2015 is based upon our estimates and subject to completion of our financial closing (including year-end audit) procedures and other developments that may arise between now and the time the audit of our 2015 financial statements is completed. Accordingly, our audited results may differ materially from the preliminary unaudited financial information provided in this release. In addition, our preliminary guidance for 2016 is subject to completion of our final budgeting process, and the estimates included in this preliminary guidance may be affected by the completion of our 2015 audit, as well as future developments. There can be no assurance that these estimates will be realized, and these estimates are subject to risks and uncertainties, many of which are not within our control.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on February 26, 2015. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations and Corporate Communications

www.tutorperini.com